As filed with the Securities and Exchange Commission on November 9, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

COMSYS IT PARTNERS, INC.

(formerly known as Venturi Partners, Inc.)
(Exact name of Registrant as specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	56-1930691 (I.R.S. Employer Identification Number)

4400 Post Oak Parkway, Suite 1800
Houston, Texas 77027
(713) 386-1400
(Address of Principal Executive Offices; Zip Code)

COMSYS IT Partners, Inc.
2004 Stock Incentive Plan
and
2003 Equity Incentive Plan of
COMSYS IT Partners, Inc.
(Full Title of the Plans)

Margaret G. Reed
Senior Vice President, General Counsel and Corporate Secretary
COMSYS IT Partners, Inc.
4400 Post Oak Parkway, Suite 1800
Houston, Texas 77027
(Name and Address of Agent For Service)
(713) 386-1400
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Seth R. Molay, P.C.
Tracy A. Crum
Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201-4675
(214) 969-4780

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock, par value $0.01 per share	1,954,504	$8.00	$15,636,032	$1,982

(1)	Issuable upon the exercise of options, the vesting of restricted stock awards or the exercise or vesting of certain other awards or rights pursuant to the 2003 Equity Incentive Plan of COMSYS IT Partners, Inc. and the COMSYS IT Partners, Inc. 2004 Stock Incentive Plan. Pursuant to Rule 416, this Registration Statement also includes an indeterminable number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the plans.

(2)	Pursuant to Rule 457(c) and (h), and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share for the common stock to be registered hereunder has been calculated based on the average of the high and low sales prices of COMSYS IT Partners, Inc.’s common stock on November 3, 2004, as quoted on the Nasdaq National Market.

EXPLANATORY NOTE
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption from Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
INDEX TO EXHIBITS
Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
2004 Stock Incentive Plan
Consent of PricewaterhouseCoopers LLP
Consent of Ernst & Young LLP

EXPLANATORY NOTE

     Merger

     On September 30, 2004, COMSYS IT Partners, Inc. (formerly Venturi Partners, Inc.) completed the merger of its wholly owned subsidiary, VTP, Inc., which we refer to as Merger Sub, with and into COMSYS Holding, Inc., which we refer to as COMSYS Holding. The merger was pursuant to an Agreement and Plan of Merger dated as of July 19, 2004, as amended as of September 3, 2004, among us, Merger Sub, Venturi Technology Partners, LLC, COMSYS Information Technology Services, Inc., COMSYS Holding and certain stockholders of COMSYS Holding party thereto. In the merger, COMSYS Holding survived and continues as one of our wholly owned subsidiaries. At the effective time of the merger, we changed the name of our corporation from “Venturi Partners, Inc.” to “COMSYS IT Partners, Inc.”

     In the merger, COMSYS Holding stockholders received shares of our common stock in exchange for their shares of COMSYS Holding capital stock in accordance with the exchange ratios described in the Agreement and Plan of Merger. At the effective time of the merger, each outstanding option to acquire shares of COMSYS Holding common stock under the COMSYS Holding 1999 Stock Option Plan immediately prior to the effective time of the merger remained outstanding and became exercisable for shares of our common stock at the rate of 0.0001 of a share for each share of COMSYS Holding common stock.

     2004 Stock Incentive Plan

     In connection with the merger, our board of directors adopted the 2004 Stock Incentive Plan, which was approved by our stockholders on September 27, 2004 and became effective as of the effective time of the merger. Under the 2004 Stock Incentive Plan, 1,159,669 shares of our common stock are reserved for issuance to our officers, employees, directors and consultants, as well as the officers, employees, directors and consultants of our subsidiaries. As of November 8, 2004, options to purchase 396,000 shares of our common stock were outstanding under our 2004 Stock Incentive Plan, and 763,669 shares of our common stock remain authorized for issuance and are reserved for future grants under our 2004 Stock Incentive Plan.

     2003 Equity Incentive Plan

     Our 2003 Equity Incentive Plan was approved by our stockholders on July 24, 2003 and replaced our 1995 Stock Option Plan. Our 1995 Stock Option Plan was terminated in connection with our financial restructuring in 2003, and most of our employees and directors forfeited their options issued under that plan. As of November 8, 2004, options to purchase 9,662 shares of our common stock were outstanding under the 1995 Stock Option Plan. The weighted average exercise price of these options is $229.82.

     Under our 2003 Equity Incentive Plan, options to purchase 610,400 shares of our common stock were granted to our top five executive officers, and options for an aggregate of 165,700 additional shares have been granted to other employees or directors. As of November 8, 2004, 18,735 shares of our common stock remain authorized for issuance and reserved for future grants under our 2003 Equity Incentive Plan.

     We are filing this Form S-8 to register up to 1,159,669 shares of our common stock reserved for issuance under our 2004 Stock Incentive Plan and up to 794,835 shares of our common stock reserved for issuance under our 2003 Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of this Registration Statement on Form S-8 of COMSYS IT Partners, Inc. (formerly known as Venturi Partners, Inc.) will be sent or given to our officers, employees, consultants and directors, as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Such documents need not be filed with the Securities and Exchange Commission, or the SEC, either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8 (Part II of this form), taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the SEC are incorporated by reference in this registration statement:

(1)	Definitive Proxy Statement on Schedule 14A filed on September 7, 2004;

(2)	Definitive Proxy Statement on Schedule 14A filed on June 24, 2003;

(3)	Annual Report on Form 10-K for the fiscal year ended December 28, 2003 filed on March 24, 2004, as amended by a Form 10-K/A filed on April 26, 2004;

(4)	Quarterly Reports on Form 10-Q for the quarters ended March 28, 2004 and June 27, 2004, filed on May 11, 2004 and August 11, 2004, respectively;

(5)	Current Reports on Form 8-K filed on May 13, 2004, July 21, 2004, July 29, 2004, September 7, 2004, September 10, 2004, October 4, 2004, October 6, 2004, October 27, 2004 and November 3, 2004; and

(6)	The description of our common stock contained in our registration statement on Form 8-A/A (File No. 000-27792) filed on November 2, 2004, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K, prior to the filing of a post effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Delaware Law

     Section 145 of the Delaware General Corporation Law, also referred to herein as the DGCL, permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Our certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by the DGCL:

•	for any breach of the director’s duty of loyalty to the company or its stockholders,

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

•	in respect of certain unlawful dividend payments or stock redemptions or repurchases, and

•	for any transaction from which the director derives an improper personal benefit.

     This provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

     If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

     Certificate of Incorporation and Bylaws

     Our certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

     The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.

     The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

     Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our certificate of incorporation.

     Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

     Indemnification Agreements

     We have entered into indemnification agreements with our Group A directors under which we have agreed to indemnify such directors for any damages, judgments, fines, penalties, amounts paid in settlement and costs, attorneys’ fees and any other expenses of establishing a right to indemnification under such indemnification agreements in connection with any threatened, pending or completed claim, action, suit or proceeding in which such directors were involved as parties or otherwise by reason of the fact that they are or were directors of our corporation, or served at our request as directors, trustees, officers, employees or agents of another entity, trust or enterprise, provided that (i) such directors acted in good faith and in a manner which they reasonably believed in or not opposed to the best interest of our corporation, and (ii) in the case of a criminal proceeding, in addition had no reasonable cause to believe that their conduct was unlawful. Under these indemnification agreements, we are obligated to advance expenses to our Group A directors (except the amount of any settlement), subject to our receipt of the requisite undertaking by such directors to repay such advances, if it is ultimately determined that such expenses were not reasonable or that such directors are not entitled to indemnification.

     Notwithstanding the foregoing, we are not obligated to indemnify any of our Group A directors in connection with any claim made against such director: (i) to the extent that payment is actually made to such director under a valid, enforceable and collectible insurance policy; (ii) to the extent that such director is indemnified and actually paid otherwise than pursuant to the indemnification agreement; (iii) in connection with a judicial action by or in the right of our corporation, in respect of any claim as to which such director is adjudged to be liable for negligence or misconduct in the performance of his duty to us, unless there is a court determination to the contrary; (iv) if it is proved by final adjudication to have been based upon or attributable to such director’s gain of any personal profit or advantage to which he was not legally entitled; (v) for a disgorgement of profits made from the purchase and sale by such director of securities pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, or similar provisions of any state statutory law or common law; (vi) for certain acts of active and deliberate dishonesty; and (vii) when indemnification is prohibited by applicable law.

     In addition, COMSYS Holding, our subsidiary, is a party to indemnification agreements with certain of our executive officers, including Michael T. Willis, who also serves as our Group B director. Pursuant to such indemnification agreements, COMSYS Holding is obligated to indemnify each such officer to the fullest extent permitted by our certificate of incorporation, our bylaws and applicable law, as the same exists or may hereafter be amended or replaced (but only to the extent that such change authorizes broader indemnification rights than were permitted prior thereto). COMSYS Holding will indemnify each such indemnitee against any and all expenses or losses in the event any such indemnitee was, is or becomes party to, or was or is threatened to be made party to, or was or is otherwise involved in, any proceeding, whether civil, criminal, administrative or investigative, by virtue of his or her status as director, officer, employee, partner, member, manager, trustee, fiduciary or agent of our corporation or another entity, trust or enterprise (when holding such corporate status at COMSYS Holding’s request). COMSYS Holding also agreed to indemnify such indemnitee against any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under the indemnification agreement. Notwithstanding the foregoing, no indemnification obligations arise (i) in the event a proceeding was initiated or brought voluntarily by such indemnitee against COMSYS Holding or its directors, officers, employees or other indemnitees and the board of directors has not authorized or consented to the initiation of such proceeding, or (ii) for an accounting of profits made from the purchase and sale by such indemnitee of COMSYS Holding securities within the meaning of Section 16(b) of the Exchange Act or any similar successor statute.

     COMSYS Holding also agreed to indemnify any indemnitee who, by reason of his or her corporate status described in the immediately preceding paragraph, is a witness in any proceeding to which such person is not a party, against all expenses actually and reasonably paid or incurred by such indemnitee in connection therewith. COMSYS Holding is also obligated to advance any expenses (except the amount of any settlement) actually and reasonably paid or incurred by the indemnitee in connection with any proceeding (except those proceedings initiated by such indemnitee which are not authorized by the board of directors) to the fullest extent permitted by law upon delivery of the requisite undertaking to repay such advances, if it is ultimately adjudicated that such person is not entitled to indemnification.

     Merger Agreement

     The Agreement and Plan of Merger dated as of July 19, 2004, as amended, referred to as the merger agreement, provides for the continuation, after the merger, of all rights to indemnification by COMSYS Holding or any of its subsidiaries in favor of any person or entity who is, has been, or becomes prior to the effective time of the merger an officer, director or employee of COMSYS Holding or any of its subsidiaries, any person who acts as a fiduciary under any employee benefit plan of COMSYS Holding or its subsidiaries, and any other person whom COMSYS Holding has designated in its certificate of incorporation as being entitled to indemnification rights. We will be responsible for paying and performing such indemnification obligations.

     The merger agreement provides that for six years after the merger, we will indemnify and defend the indemnified parties referenced above and hold them harmless against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in these capacities that occurred at or prior to the merger. We will also reimburse each such indemnified party for any legal or other expenses they reasonably incur in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as the expenses are incurred.

     In addition, for a period of six years following the merger, we will maintain directors’ and officers’ liability insurance for the benefit of our present and former officers and directors with respect to claims arising from actions or omissions occurring before the merger. This insurance must contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as the coverage currently provided to these individuals, subject to the limitation that we will not be required to spend an amount in any year that is more than 300% of the aggregate annual premiums we currently pay for this insurance.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     See Index to Exhibits, attached hereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(g) of the Exchange Act that are incorporated by reference to the registration statement; and

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on this 9th day of November, 2004.

COMSYS IT PARTNERS, INC.
By:	/s/ Joseph C. Tusa, Jr.
Joseph C. Tusa, Jr.
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

     The undersigned directors and officers of COMSYS IT Partners, Inc. hereby constitute and appoint David L. Kerr, Joseph C. Tusa, Jr. and Margaret G. Reed, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments (including post effective amendments) to said Registration Statement, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 9, 2004:

Name	Title
/s/ Michael T. Willis Michael T. Willis	Chairman of the Board, Chief Executive Officer and President (principal executive officer); Director

/s/ Joseph C. Tusa, Jr. Joseph C. Tusa, Jr.	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Larry L. Enterline Larry L. Enterline	Director

/s/ Frederick W. Eubank II Frederick W. Eubank II	Director

S-1

Name	Title
/s/ Ted A. Gardner Ted A. Gardner	Director

/s/ Victor E. Mandel Victor E. Mandel	Director

/s/ Kevin M. McNamara Kevin M. McNamara	Director

/s/ Christopher R. Pechock Christopher R. Pechock	Director

/s/ Arthur C. Roselle Arthur C. Roselle	Director

/s/ Elias J. Sabo Elias J. Sabo	Director

S-2

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibits
2.1	Agreement and Plan of Merger, dated as of July 19, 2004, among us, Venturi Technology Partners, LLC, VTP, Inc., COMSYS Information Technology Services, Inc, COMSYS Holding, Inc. and certain COMSYS Holding stockholders named therein (incorporated by reference to Annex A to the definitive proxy statement on Schedule 14A filed with the SEC on September 7, 2004).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of September 3, 2004, among us, Venturi Technology Partners, LLC, VTP, Inc., COMSYS Information Technology Services, Inc, COMSYS Holding, Inc. and certain COMSYS Holding stockholders named therein (incorporated by reference to the Current Report on Form 8-K filed with the SEC on September 10, 2004).

3.1	Amended and Restated Certificate of Incorporation of COMSYS IT Partners, Inc. (formerly known as Venturi Partners, Inc.) (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on October 4, 2004).

3.2	Amended and Restated Bylaws of COMSYS IT Partners, Inc. (formerly known as Venturi Partners, Inc.) (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on October 4, 2004).

4.1	Specimen Certificate for Shares of Common Stock (incorporated by reference to Exhibit 4.0 to the Quarterly Report on Form 10-Q for the quarter ended June 29, 2003, filed with the SEC on August 13, 2003).

4.2	Registration Rights Agreement, dated as of September 30, 2004, among us and the COMSYS Holding stockholders party thereto (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form 8-A/A filed with the SEC on November 2, 2004).

4.3	Amended and Restated Registration Rights Agreement, dated as of September 30, 2004, among us, MatlinPatterson Global Opportunities Partners, L.P., Inland Partners, L.P., Links Partners, L.P. and certain other stockholders party thereto (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form 8-A/A filed with the SEC on November 2, 2004).

4.4	Voting Agreement, dated as of September 30, 2004, among COMSYS IT Partners, Inc., Wachovia Investors, Inc. and certain stockholders party thereto (incorporated by reference to Exhibit 2.4 to the Current Report on Form 8-K, filed with the SEC on October 4, 2004).

4.5	Voting Agreement, dated as of September 30, 2004, among COMSYS IT Partners, Inc. and MatlinPatterson Global Opportunities Partners, L.P. (incorporated by reference to Exhibit 2.5 to the Current Report on Form 8-K, filed with the SEC on October 4, 2004).

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

10.1	2003 Equity Incentive Plan of Personnel Group of America, Inc. (incorporated by reference to Annex C to the definitive proxy statement on Schedule 14A filed with the SEC on June 24, 2003).

10.2*	COMSYS IT Partners, Inc. 2004 Stock Incentive Plan.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1 filed herewith).

24.1*	Powers of Attorney (included on signature page hereto).

*Filed herewith.